Exhibit 24
Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicolas Papadopoulo and François Morin as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Arch Capital Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2024 and any and all amendments and supplements thereto, and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Nicolas Papadopoulo	Chief Executive Officer (Principal Executive Officer)	February 27, 2024
Nicolas Papadopoulo
/s/ François Morin	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Treasurer	February 27, 2024
François Morin
/s/ John M. Pasquesi	Chair of the Board	February 27, 2024
John M. Pasquesi
/s/ John L. Bunce, Jr.	Director	February 27, 2024
John L. Bunce, Jr.
/s/Francis Ebong	Director	February 27, 2024
Francis Ebong
/s/ Laurie S. Goodman	Director	February 27, 2024
Laurie S. Goodman
/s/ Daniel J. Houston	Director	February 27, 2024
Daniel J. Houston
/s/ Moira Kilcoyne	Director	February 27, 2024
Moira Kilcoyne
/s/ Eileen Mallesch	Director	February 27, 2024
Eileen Mallesch
/s/ Alexander Moczarski	Director	February 27, 2024
Alexander Moczarski
/s/ Brian S. Posner	Director	February 27, 2024
Brian S. Posner
/s/ Eugene S. Sunshine	Director	February 27, 2024
Eugene S. Sunshine
/s/ Neal Triplett	Director	February 27, 2024
Neal Triplett
/s/ John D. Vollaro	Director	February 27, 2024
John D. Vollaro